AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0474169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place

The Woodlands, Texas 77381-1160

(281) 863-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arthur T. Sands, M.D., Ph.D.

President and Chief Executive Officer

8800 Technology Forest Place

The Woodlands, Texas 77381-1160

(281) 863-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman Vinson & Elkins L.L.P. 2500 First City Tower 1001 Fannin Houston, Texas 77002-6760 (713) 758-3708	Brian T. Crum Vice President and General Counsel Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, Texas 77381-1160 (281) 863-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑   Registration No. 333-171953

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001				N/A
Total	$7,796,608		$7,796,608	$1,064 (3)

(1)	Includes common stock issuable upon exercise of the underwriters’ over-allotment option.
(2)	This registration statement relates to the registrant’s registration statement on Form S-3 (Registration No. 333-171953) (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($38,983,042), or $7,796,608, may be registered hereby.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of an additional $7,796,608 of common stock, par value $0.001 per share, of Lexicon Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3 promulgated thereunder. This registration statement relates to the registrant’s shelf registration statement on Form S-3 (Registration No. 333-171953) (the “Prior Registration Statement”), initially filed by the registrant on January 28, 2011, and declared effective by the Securities and Exchange Commission on November 7, 2011. The required opinion and consent of counsel and consent of independent auditor are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibit No.		Description

5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of Independent Registered Public Accounting Firm.
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
24.1*	—	Power of Attorney.

*	Incorporated by reference to the signature page to the registrant’s registration statement on Form S-3 (Registration No. 333-171953).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on October 17, 2012.

Lexicon Pharmaceuticals, Inc.

By:	*
Arthur T. Sands, M.D., Ph.D. President and Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.

Signature	Title	Date

* Arthur T. Sands, M.D., Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	October 17, 2012

* Jeffrey L. Wade	Executive Vice President, Corporate Development and Chief Financial Officer (principal financial officer)	October 17, 2012

* James F. Tessmer	Vice President, Finance and Accounting (principal accounting officer)	October 17, 2012

* Samuel L. Barker, Ph.D.	Chairman of the Board of Directors	October 17, 2012

* Philippe J. Amouyal	Director	October 17, 2012

* Raymond Debbane	Director	October 17, 2012

* Robert J. Lefkowitz, M.D.	Director	October 17, 2012

* Alan S. Nies, M.D.	Director	October 17, 2012

* Frank P. Palantoni	Director	October 17, 2012

* Christopher J. Sobecki	Director	October 17, 2012

* Judith L. Swain, M.D.	Director	October 17, 2012

*By:	/S/ JEFFREY L. WADE
Jeffrey L. Wade Pursuant to powers-of-attorney filed with the Registration Statement on Form S-3 (333-171953) on January 28, 2011

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EXHIBIT INDEX

Exhibit No.		Description

5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of Independent Registered Public Accounting Firm.
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
24.1*	—	Power of Attorney.

*	Incorporated by reference to the signature page to the registrant’s registration statement on Form S-3 (Registration No. 333-171953).